As filed with the Securities and Exchange Commission on April 6, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FORUM MERGER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	81-4619427
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Forum Investors I, LLC
135 East 57th Street
8th Floor
New York, New York 10022
(212) 739-7860

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Boris
Co-Chief Executive Officer
Forum Merger Corporation
c/o Forum Investors I, LLC
135 East 57th Street
8th Floor
New York, New York 10022
(212) 739-7860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-216842

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Units, each consisting of one share of Class A common stock, $.0001 par value, one Right entitling the holder to receive one-tenth (1/10) of one share of Class A common stock, and one-half of one Warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,332
Shares of Class A common stock included as part of the Units(2)	2,875,000 Shares	—	—	—	(5)
Rights included as part of the Units	2,875,000 Rights	—	—	—	(5)
Warrants included as part of the Units(2)	1,437,500 Warrants	—	—	—	(5)
Shares of Class A common stock underlying Rights included as part of the Units	287,500 Shares	—	—	—	(5)
Representative’s shares of Class A common stock(4)	28,750 Shares	$10.00	$287,500	$34
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)	187,500 Units	$10.00	$1,875,000	$217
Shares of Class A common stock included as part of the Representative’s Units	187,500 Shares	—	—	—	(5)
Rights included as part of the Representative’s Units	187,500 Rights	—	—	—	(5)
Warrants included as part of the Representative’s Units	93,750 Warrants	—	—	—	(5)
Shares of Class A common stock underlying Rights included as part of the Representative’s Units	18,750 Shares	—	—	—	(5)
Total			$30,912,500	$3,583

(1)	Represents only the additional number of securities being registered and includes 375,000 Units, 375,000 shares of Class A common stock, 375,000 Rights and 187,500 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-216842).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $154,562,500 on its Registration Statement on Form S-1, as amended (File No. 333-216842) which was declared effective by the Securities and Exchange Commission on April 6, 2017. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $30,912,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	No fee pursuant to Rule 457(g).

The Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Forum Merger Corporation, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-216842) (the “Prior Registration Statement”), initially filed by the Registrant on March 21, 2017 and declared effective by the Securities and Exchange Commission on April 6, 2017.

This Registration Statement covers the registration of (i) an additional 2,875,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, one right and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one whole share of the Registrant’s Class A common stock, including 375,000 units that may be purchased by the underwriters to cover over-allotments, if any; (ii) 187,500 of the Registrant’s units underlying the Representative’s Unit Purchase Option, each consisting of one share of the Registrant’s Class A common stock, one right and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one whole share of the Registrant’s Class A common stock and (iii) 28,750 shares of the Registrant’s Class A common stock issuable to EarlyBirdCapital (and/or its designees), including 3,750 shares issuable if the underwriters’ over-allotment option is exercised in full, upon the consummation of this offering.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of April 7, 2017), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than April 7, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2017.

FORUM MERGER CORPORATION

By:	/s/ David Boris
Name:	David Boris
Title:	Co-Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Stephen A, Vogel	Executive Chairman	April 6, 2017
Stephen A, Vogel

/s/ Marshall Kiev	Co-Chief Executive Officer, President and Director	April 6, 2017
Marshall Kiev	(Principal Executive Officer)

/s/ David Boris	Co-Chief Executive Officer, Chief Financial Officer	April 6, 2017
David Boris	and Director
(Principal Financial and Accounting Officer)

/s/ Richard Katzman	Director	April 6, 2017
Richard Katzman

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ellenoff Grossman & Schole LLP, counsel to the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1).

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